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                                                                 EXHIBIT (23)(a)





                          CONSENT OF ERNST & YOUNG LLP
                          ----------------------------





We consent to the incorporation by reference in the Registration Statements (Form S-8) effective March 12, 1993 and May 25, 1994 pertaining to the Saga Communications, Inc. 1992 Stock Option Plan and in the related Prospectus of our report dated June 7, 1996, with respect to the financial statements of WNAX, (a division of Roy H. Park Broadcasting of the Midwest, Inc.) for the year ended December 31, 1995 included in this Current Report on Form 8-K/A.




Detroit, Michigan                                    /S/ Ernst & Young LLP
August 12, 1996